SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2013
General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
 (State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)
(626) 584-9722
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTES
Certain References

References in this Report to “we,” “us,” “our” or the “Company” refer to General Finance Corporation, a Delaware corporation (“GFN”), and its direct and indirect subsidiaries. These subsidiaries include GFN U.S. Australasia Holdings, Inc., a Delaware corporation (“GFN U.S.”); GFN North America Corp., a Delaware corporation ("GFNNA"); GFN Manufacturing Corporation, a Delaware corporation ("GFNMC"), and its subsidiary Southern Frac, LLC, a Texas limited liability company; Royal Wolf Holdings Limited (formerly GFN Australasia Holdings Pty Limited), an Australian corporation publicly traded on the Australian Securities Exchange ("RWH"); and its Australian and New Zealand subsidiaries (collectively, "Royal Wolf"); Pac-Van, Inc., an Indiana corporation, and its Canadian subsidiary, PV Acquisition Corp., an Alberta corporation, doing business as "Container King" (collectively, "Pac-Van").

TABLE OF CONTENTS
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Item 8.01	Other Events	1

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Item 8.01 Other Events

On April 30, 2013 (in Australia), Royal Wolf (ASX:RWH) announced financial results for its quarter and nine months ended March 31, 2013, with comparisons to corresponding periods in the fiscal year ended June 30, 2012 (“2012FY”).  The financial results are presented in Australian dollars and have been prepared in accordance with Australian International Financial Reporting Standards (“AIFRS”) and other Australian authoritative pronouncements.  Among the financial information released were:

Third Quarter Highlights

●	Revenues were $38.4 million, an increase of 15.4% over the third quarter of 2012FY.
●	Leasing revenues were $18.5 million, an increase of 14.2% over the third quarter of 2012FY.
●	Leasing revenues comprised 48.2% of total revenues versus 48.6% for the third quarter of 2012FY.

Year to Date Highlights

●	Year to date revenues were $110.4 million, an increase of 9.8% over the year to date revenues in 2012FY.
●	Leasing revenues comprised 49.4% of total revenues versus 44.4% for the year to date in 2012FY.
●	Units on lease of 31,964 at 31 March 2013, an increase of 10.4% over the third quarter 2012FY.
●	Total lease fleet utilization was 80.4% at 31 March 2013 compared to 81.9% at 31 March 2012.

The above-mentioned press release and other information about Royal Wolf are available on the Australian Securities Exchange and the Royal Wolf website at www.royalwolf.com.au.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION
Dated: May 3, 2013	By:	/s/ CHRISTOPHER A. WILSON
Christopher A. Wilson
Vice President, General Counsel & Secretary

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